                                                                   EXHIBIT 10(a)

                               SPECIAL AGREEMENT
                               -----------------


     AGREEMENT entered into as of April 3, 2000 (the "Effective Date") between Lockheed Martin Corporation (the "Corporation") and Louis R. Hughes (the "Executive").

1.   Employment.  The Corporation hereby agrees to employ the Executive and the
     ----------
     Executive hereby accepts employment upon the terms and conditions set forth in this Agreement (the "Agreement").

2.   Term.  The period of employment of the Executive by the Corporation
     ----
     hereunder (the "Term") shall commence as of April 27, 2000 (the "Commencement Date") and shall end on April 26, 2003, provided, however, that the Term shall automatically renew for two additional one-year periods unless no later than six months prior to a scheduled expiration of the Term, the Corporation or the Executive shall have notified the other in writing that the Term shall not renew. Notwithstanding the foregoing, the Term may be earlier terminated by either party ("Party") in accordance with the provisions of Section 5.

3.   Nature of Employment.
     --------------------

     (a) During the Term, the Corporation shall employ the Executive as President and Chief Operating Officer of the Corporation, reporting directly to the Chief Executive Officer. He shall have such powers and duties as are assigned to him by the Chief Executive Officer.

     (b) The Executive's office will be in the Corporation's Bethesda, Maryland corporate headquarters.

     (c) The Executive promises to perform and discharge faithfully his duties as the Corporation's President and Chief Operating Officer. The Executive agrees to serve the Corporation for the Term. The Executive agrees to devote substantially all of his business time and attention to the business of the Corporation and shall not during the Term be engaged in any other business activity whether or not that business activity is pursued for gain, profit or other pecuniary advantage. Anything in this Section 3(c) to the contrary notwithstanding, nothing herein shall preclude the Executive from (i) serving on boards of directors of the companies listed in Exhibit A and the boards of directors of a reasonable number of other corporations with the concurrence of the Chief Executive Officer, (ii) serving on the boards of a reasonable number of trade associations and/or charitable organizations, (iii) engaging in charitable activities and community affairs, and (iv) managing his personal investments and affairs, provided that such activities set forth in this Section 3(c) do not conflict or materially interfere with the effective discharge of his duties and responsibilities under this Section 3(c).

4.   Compensation and Benefits.
     -------------------------

     (a)  Base Salary.  The Executive shall be paid an annualized Base Salary in
          -----------
          accordance with the letter agreement dated March 31, 2000 between the Corporation and the Executive (the "Letter Agreement").

     (b)  Annual Incentive Award.  During the Term, commencing in 2000 the
          ----------------------
          Executive shall participate in the Corporation's Management Incentive Compensation Plan ("MICP") or successor plan, in accordance with the Letter Agreement.

     (c)  Long-Term Incentive Awards.
          --------------------------

          (i)    Stock Option Award.  As of the Commencement Date, the
                 ------------------
                 Corporation shall grant the Executive an option to purchase 450,000 shares of Common Stock of the Corporation based on the terms set forth in Exhibit B attached hereto.

          (ii)   Restricted Stock Award. As of the Commencement Date, the
                 ----------------------
                 Corporation shall grant the Executive 50,000 shares of restricted stock based on the terms set forth in Exhibit C attached hereto.

          (iii)  Long-Term Incentive Plan ("LTIP") Award.  The Executive shall
                 ---------------------------------------
                 participate in the Corporation's 2000-2002 LTIP with a target award of $2,000,000, based on the terms set forth in Exhibit D attached hereto.

          (iv)   On-going Long-Term Incentives.  In addition to the foregoing
                 -----------------------------
                 awards, the Executive shall be eligible to participate in the Corporation's on-going long-term incentive programs, including, without limitation, the stock option and other long-term incentive programs on the same basis as other senior executives.

5.   Termination of Employment during Term.  The Term shall be terminated upon
     -------------------------------------
     the termination of the Executive's employment as provided in this Section
     5. In such event the Executive shall have the entitlements as provided below:

     (a)  Termination Due to Death.  In the event that the Executive's
          ------------------------
          employment is terminated due to his death, his estate or his beneficiaries, as the case may be, shall be entitled to the following:

          (i) Base Salary through the end of the month in which death occurs;

          (ii) pro-rata annual incentive award for the year in which the Executive's death occurs, when bonuses are paid to other officers; and

          (iii) in respect of stock options as provided in Exhibit B, restricted stock as provided in Exhibit C and LTIP awards as provided in Exhibit D.

     (b)  Termination Due to Disability.
          -----------------------------

          (i) "Disability" shall be as defined in the Corporation's long-term disability plan applicable to Corporate Headquarters employees.

          (ii) In the event that the Executive's employment is terminated due to his Disability, he shall be entitled to the following:

                  (A) disability benefits in accordance with the long-term
                      disability program, if purchased by the Executive through the Corporation's benefit plan;

                  (B) Base Salary through the end of the month in which
                      disability benefits commence;

                  (C) pro-rata annual incentive award for the year in which the
                      Executive's termination occurs, payable when bonuses are paid to other officers; and

                  (D) in respect of stock options as provided in Exhibit B,
                      restricted stock as provided in Exhibit C and LTIP awards as provided in Exhibit D.

     (c)  Termination by the Corporation for Cause.
          ----------------------------------------

          (i) "Substantial and Serious Cause" or "Cause" shall mean the Executive's final conviction of (x) a Federal or state felony or (y) a Federal or state offense involving fraud, corruption, or moral turpitude; the Executive's engaging in willful fraud involving material funds or other assets of the Corporation; or the debarrment of the Executive from engaging in contracting or subcontracting activities with the Federal government if such debarment is the result of a final determination by a government agency that the Executive knowingly acted in a manner justifying such debarment.

          (ii) In the event the Corporation terminates the Executive's employment for Cause, he shall be entitled to the following:

                  (A) Base Salary through the date of the termination; and

                  (B) in respect of stock options as provided in Exhibit B,
                      restricted stock as provided in Exhibit C and LTIP awards as provided in Exhibit D.

     (d)  Termination without Cause or Constructive Termination without Cause.
          -------------------------------------------------------------------

          (i) In the event the Executive's employment is terminated by the Corporation without Cause, other than due to Disability or death, or in the event there is a Constructive Termination without Cause (as defined in Section 5(d)(ii) below), the Executive shall be entitled to the following:

                  (A) Base Salary through the date of termination;

                  (B) a pro-rata annual incentive award for the year in which termination occurs based on the target MICP for the year of termination;

                  (C) a lump sum payment in cash (less applicable withholdings)
                      equal to the sum of two times the Executive's highest annual base rate of pay during the Executive's Term, payable within 15 days of the Executive's termination;

                  (D) a lump sum payment in cash (less applicable withholdings)
                      equal to two times the target MICP for the year of termination (assuming target MICP for President and Chief Operating Officer), payable within 15 days of the Executive's termination;

                  (E) in respect of stock options as provided in Exhibit B,
                      restricted stock as provided in Exhibit C and LTIP awards as provided in Exhibit D.

                  (F) a lump sum payment in cash equal to the COBRA premium for health insurance for a period of 18 months.

          (ii) "Constructive Termination Without Cause" shall mean a termination of the Executive's employment at his initiative following the occurrence, without the Executive's written consent, of one or more of the following events:

                 (A) a reduction in the Executive's then current Base Salary, target award opportunity under the Corporation's MICP or successor plan or long-term opportunities as contemplated by Section 4(c)(iv) above or the termination or material reduction of any employee benefit or perquisite enjoyed by him (other than as part of an across-the-board reduction applicable to all executive officers of the Corporation);

                  (B) the failure to elect or reelect the Executive as a
                      director during the Term;

                  (C) failure to appoint or reappoint the Executive to the
                      positions described in Section 3 above or removal of him from any such position; or

                  (D) the occurrence of a Change of Control as defined in
                      Section 7(c) of the 1995 Omnibus Performance Award Plan (adopted March 15, 1995 and amended April 23, 1998) and

                           (X) a material diminution in the Executive's duties or the assignment to the Executive of duties which are materially inconsistent with his duties or which materially impair the Executive's ability to function as the President and Chief Operating Officer of the Corporation; or

                           (Y) the failure of the Corporation to obtain the assumption in writing of its obligation to perform this Agreement by any successor to all or substantially all of the assets of the Corporation within 15 days after a merger, consolidation, sale or similar transaction.

     (e)  Voluntary Termination.  A termination of employment by the Executive
          ---------------------
          on his own initiative, other than a termination due to death, Disability or a Constructive Termination without Cause, shall have the same consequences as provided in Section 5(c)(ii) above for a Termination for Cause. A voluntary termination under this Section 5(e) shall be effective 30 calendar days after prior written notice is received by the Corporation, unless the Corporation elects to make it effective earlier.

     (f)  Non-renewal by the Corporation.  In the event that the Corporation
          ------------------------------
          notifies the Executive pursuant to Section 2 of this Agreement that the Term shall not renew, the Executive shall be entitled to the same benefits as provided in Section 5(d) above provided, however that the
                                                     --------  -------
          multiple provided in Sections 5(d)(i)(C) and (D) above shall be one rather than two.

     (g)  Consequences of a Change of Control.  Should any payments,
          -----------------------------------
          entitlements or benefits hereunder (or under any other agreement between the Executive and the Corporation) be subject to excise tax pursuant to Section 4999 of the Internal Revenue Code of 1986, as amended, or comparable state or local tax laws, the Corporation shall pay to the Executive such additional compensation as is necessary (after taking into account all Federal, state and local income, excise and employment taxes payable by the Executive as a result of the receipt of such compensation) to place the Executive in the same after-tax position he would have been in had no excise tax been paid or incurred.

          The determination of whether these covered payments are subject to an excise tax and the amount of additional compensation to be paid to the Executive shall be made by an independent auditor jointly selected by the Corporation and the Executive and paid by the Corporation. If the Executive and the Corporation cannot agree on the firm to serve as the auditor, the Executive and the Corporation shall each select an accounting firm and those two firms shall jointly select a third firm to act as the auditor.

     (h)  No Mitigation; No Offset. In the event of any termination of
          ------------------------
          employment under this Section 5, the Executive shall be under no obligation to seek other employment and there shall be no offset against amounts due the Executive under this Agreement on account of any remuneration attributable to any subsequent employment that he may obtain.

     (i) Nature of Payments.  Any amounts due under this Section 5 are
         ------------------
         considered to be reasonable by the Corporation and are not in the nature of a penalty.

6.   Disclosure of Information and Intellectual Property.
     ---------------------------------------------------

     While serving as the Corporation's President and Chief Operating Officer, the Executive will have access to confidential information of the Corporation. The Executive recognizes and acknowledges that the Corporation's proprietary developments, trade secrets, confidential, technical and business data, and sensitive management, financial, business, planning, marketing information, and the like ("Proprietary Information"), are valuable, special and unique assets of the Corporation's business, access to and knowledge of which are essential to the performance of the Executive's duties under this Agreement. Proprietary Information means any information of the Corporation or of others which has come into the Corporation's or the Executive's possession, custody or knowledge in the course of employment that has independent economic value as a result of its not being generally known to the public and is the subject of reasonable means to preserve the confidentiality of the information. Proprietary Information includes(without limitation) information, whether written or otherwise, regarding the Corporation's earnings, expenses, marketing information, cost estimates, forecasts, bid and proposal data, financial data, trade secrets, products, procedures, inventions, systems or designs, manufacturing or research processes, material sources, equipment sources, customers and prospective customers, business plans, strategies, buying practices and procedures, prospective and executed contracts and other business arrangements or business prospects, except to the extent such information becomes readily available to the general public lawfully and without breach of a confidential, contractual, or fiduciary duty of the Executive. The Executive shall not, other than in the course of performing his duties hereunder, during or after the Term, in whole or in part, disclose such Proprietary Information to any person, firm, corporation, association or other entity for any reason or purpose whatsoever; nor shall the Executive make use of any such property for his own purposes or for the benefit of any person, firm, corporation or other entity except the Corporation under any circumstance; provided that the restrictions shall not apply to such Proprietary Information which is in the public domain so long as the Executive was not responsible, directly or indirectly, for such Proprietary Information entering the public domain without the Corporation's consent. Anything herein to the contrary notwithstanding, the Executive may disclose Confidential Information to the extent disclosure is or may be required by a statute, by a court of law, by any governmental agency having supervisory authority over the business of the Corporation or by any administrative or legislative body (including a committee thereof) with apparent jurisdiction to order him to divulge, disclose or make accessible such information; provided, however, upon learning of any such required disclosure of Confidential Information, the Executive shall give prompt notice to the Corporation of such required disclosure in order to give the Corporation the opportunity, if it chooses, to oppose any such required disclosure and/or to seek a protective order.

7.   Non-competition.
     ---------------

     In consideration for the covenants contained in this Agreement, the Executive agrees that in the event he terminates employment with the Corporation during the Term, whether involuntarily, voluntarily and for any reason, the Executive shall not during the Non-Competition Period (as defined below) engage in any business (whether as an officer, director, owner, employee, consultant, partner, or other direct or indirect participant) competing with that of the Corporation in any area in which the Corporation is conducting any business on the date of termination. The Executive also agrees, that during the Non-Competition Period, he will not interfere with, disrupt, or attempt to disrupt the relationship, contractual or otherwise, between the Corporation and any customer, supplier or employee of the Corporation. The Executive acknowledges that the duration and area for which these restrictions are to be effective are fair and reasonable and are reasonably required for the protection of the Corporation's legitimate business interests from unfair competition as a result of the high level executive and management position he will hold within the Corporation and the attendant access and extensive knowledge of the Corporation's confidential and proprietary property and information, including trade secrets, customer and supplier relationships and good will. Anything herein to the contrary notwithstanding, the Executive may engage in activity that otherwise might be deemed to be in competition with the Corporation if the Chairman approves, in writing, such activity.

     The term "Non-Competition Period" shall mean (a) in the case of termination under Section 5(c) or 5(d) above (whether for Substantial and Serious Cause or otherwise), two years, or the remaining Term, whichever is longer; and
     (b) in the case of voluntary termination by the Executive under Section 5(e) above, the remaining Term.

8.   Dispute Resolution.
     ------------------

     (a) Any disputes arising under or in connection with this Agreement shall, at the election of the Executive or the Corporation, be resolved by binding arbitration, to be held in Bethesda, Maryland in accordance with the rules and procedures of the American Arbitration Association. Judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. Costs of the arbitrator(s) shall be borne equally by the Parties, and each Party shall otherwise bear his or its own costs of the arbitration, including, without limitation, reasonable attorneys' fees.

     (b)  Injunction. The parties acknowledge that the Executive's obligations
          ----------
          as set forth in Sections 6 and 7 above are of a special, unique and extraordinary character; that the Corporation would suffer irreparable harm as a result of the Executive's breach of such covenants; and that the Executive's breach of such covenants could not reasonably or adequately be compensated in damages in law or through the offset or withholding of any monies to which he may be entitled from the Corporation. If there is a breach or threatened breach of the provisions of Section 6 or 7 above, the Corporation shall be entitled to seek an injunction restraining the Executive from such breach. Nothing herein shall be construed as prohibiting the Corporation from pursuing any other remedies for such breach or threatened breach.

9.   Indemnification.
     ---------------

     (a) The Corporation agrees that if the Executive is made a party, or is threatened to be made a party, to any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact that he is or was a director, officer or employee of the Corporation or is or was serving at the request of the Corporation as a director, officer, member, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether or not the basis of such Proceeding is the Executive's alleged action in an official capacity while serving as a director, officer, member, employee or agent, the Executive shall be indemnified and held harmless by the Corporation to the fullest extent permitted or authorized by the Corporation's charter or bylaws or, if greater, by the laws of the State of Maryland, against all cost, expense, liability and loss (including, without limitation, attorney's fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by the Executive in connection therewith, and such indemnification shall continue as to the Executive even if he has ceased to be a director, member, employee or agent of the Corporation or other entity and shall inure to the benefit of the Executive's heirs, executors and administrators.


     (b) The Corporation agrees to continue and maintain a directors' and officers' liability insurance policy covering the Executive. The amount of coverage shall be reasonable in relation to the Executive's position and responsibilities during the Term.

10.  Effect of Agreement on Compensation and Other Benefits.
     ------------------------------------------------------

     Except as specifically provided in this Agreement, the existence of this Agreement shall not prohibit or restrict the Executive's entitlement to full participation in the compensation, employee benefit and other plans or programs in which senior executives of the Corporation are eligible to participate.

11.  Assumption and Assignability of Agreement.
     -----------------------------------------

     This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors, heirs (in the case of the Executive) and assigns. No rights or obligations of the Corporation under this Agreement may be assigned or transferred by the

     Corporation except that such rights or obligations may be assigned or transferred pursuant to a merger or consolidation in which the Corporation is not the continuing entity, or the sale or liquidation of all or substantially all of the assets of the Corporation, provided that the assignee or transferee is the successor to all or substantially all of the assets of the Corporation and such assignee or transferee assumes the liabilities, obligations and duties of the Corporation, as contained in this Agreement, either contractually or as a matter of law. The Corporation further agrees that, in the event of a sale of assets or liquidation as described in the preceding sentence, it shall take whatever action it legally can in order to cause such assignee or transferee to expressly assume the liabilities, obligations and duties of the Corporation hereunder. No rights or obligations of the Executive under this Agreement may be assigned or transferred by the Executive other than his rights to compensation and benefits, which may be transferred only by will or operation of law, except as provided in Section 19 below.

12.  Entire Agreement. This Agreement contains the entire understanding and
     ----------------
     agreement between the Parties concerning the subject matter hereof and supersedes all prior agreements, understandings, discussions, negotiations and undertakings, whether written or oral, between the Parties with respect thereto.

13.  Amendment or Waiver of this Agreement. No provision in this Agreement may
     -------------------------------------
     be amended unless such amendment is agreed to in writing and signed by the Executive and an authorized officer of the Corporation. No waiver by either Party of any breach by the other Party of any condition or provision contained in this Agreement to be performed by such other Party shall be deemed a waiver of a similar or dissimilar condition or provision at the same or any prior or subsequent time. Any waiver must be in writing and signed by the Executive or an authorized officer of the Corporation, as the case may be.

14.  Other Rights or Remedies. No actions taken by either Party under the terms
     ------------------------
     and conditions of this Agreement shall be deemed to be a waiver of any of that Party's other rights or remedies available at law, in equity or otherwise.

15.  Governing Law. This Agreement shall be governed in all respects by and in
     -------------
     accordance with the laws of the State of Maryland without reference to the principles of conflict of laws.

16.  Severability. The invalidity or unenforceability of any portion of this
     ------------
     Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

17.  Representations. The Corporation represents and warrants that it is fully
     ---------------
     authorized and empowered to enter into this Agreement and that the performance of its obligations under this Agreement will not violate any agreement between it and any other person, firm or organization or any applicable law and that all necessary corporate actions have been taken to duly authorize its entering into this Agreement. The Executive represents that he knows of no agreement between him and any other person, firm or organization that would be violated by the performance of his obligations under this Agreement.

18.  Survivorship.
     ------------

     The respective rights and obligations of the Parties hereunder shall survive any termination of the Term to the extent necessary to the intended preservation of such rights and obligations.

19.  Beneficiaries/References. The Executive shall be entitled, to the extent
     ------------------------
     permitted under any applicable law, to select and change a beneficiary or beneficiaries to receive any compensation or benefit payable hereunder following the Executive's death by giving the Corporation written notice thereof. In the event of the Executive's death or a judicial determination of his incompetence, reference in this Agreement to the Executive shall be deemed, where appropriate, to refer to his beneficiary, estate or other legal representative.

20.  Notices. Any notice given to a Party shall be in writing and shall be
     -------
     deemed to have been given when delivered personally or sent by certified or registered mail, postage prepaid, return receipt requested, overnight courier service or facsimile with printed record of receipt by the recipient's facsimile machine, duly addressed to the Party concerned at the address indicated below or to such changed address as such Party may subsequently give such notice of (and in the case of a facsimile sent to the correct facsimile number):

     If to the Corporation:  LOCKHEED MARTIN CORPORATION
                             6801 Rockledge Drive
                             Bethesda, Maryland  20817
                             Attn:  Frank H. Menaker, Jr.
                                    Senior Vice President
                                    and General Counsel

     If to the Executive:  Mr. Louis R. Hughes
                           c/o Lockheed Martin Corporation
                           6801 Rockledge Drive
                           Bethesda, Maryland  20817

IN WITNESS WHEREOF, the parties have executed this Agreement as of April 3, 2000.

                              LOCKHEED MARTIN CORPORATION



                              By: /s/
April 3, 2000                    ---------------------------
Date                          Name: Terry F. Powell
                              Title:  Vice President, Human Resources


                              By: /s/
April 3, 2000                     -----------------
Date                              Louis R. Hughes

                                                                       Exhibit A
                                                                       ---------

Boards of Directors


          British Telecom plc

          Deutsche Bank AG  *

          Electrolux AB  *




     *It is the intention of the Executive to resign from these boards at the earliest practicable date.

                                                                       Exhibit B
                                                                       ---------

                   TERMS OF NON-STATUTORY STOCK OPTION AWARD

(The form of award, consistent with this term sheet, shall be recommended by management for approval by the Stock Option Subcommittee of the Management Development and Compensation Committee of the Board of Directors at its meeting on April 27, 2000.)

1.  Grant:          An option to purchase 450,000 shares of the Common
                    Stock of the Corporation (the "Option Shares") shall be granted as of April 27, 2000 ("Grant Date")

2.  Exercise        Closing price on the New York Stock Exchange
    Price:          on the Grant Date

3.  Term:           10 years

4.  Vesting and     (a)  Normal vesting and exercisability
    Exercisability:      schedule:

                         50% on the first anniversary of the Grant Date; another 50% on the second anniversary of the Grant Date.

                    (b) Vesting in accordance with the normal vesting schedule upon the occurrence of any of the following:

                         -    death
                         -    Disability
                         -    Termination without Cause
                         -    Constructive Termination without Cause

                    (c)  Full vesting upon the occurrence of a Change of Control

                    (d)  Post-termination exercisability:

                         A vested option shall continue to be exercisable for the remainder of its term except in the event of a forfeiture as provided in the next paragraph.

                    (e)  Forfeiture:

                         All options shall be forfeited upon a Termination for Cause or a voluntary termination by the Executive (other than a Constructive Termination without Cause).

5.  Registration:        Option Shares shall be registered, so as to be
                         fully tradeable, under the Securities Act of 1933.

6.  Merger or Other      The Option shall be exercisable as part of any merger
    Reorganization:      or other reorganization so as to permit the Executive
                         to participate in the merger or other reorganization on the same basis as other shareholders

                                                                       Exhibit C
                                                                       ---------

                        TERMS OF RESTRICTED STOCK AWARD

(The form of award, consistent with this term sheet, shall be recommended by management for approval by the Stock Option Subcommittee of the Management Development and Compensation Committee of the Board of Directors at its meeting on April 27, 2000.)

1. Grant:        50,000 shares of the Common Stock of the Corporation
                 (the "Restricted Shares") shall be granted on April 27, 2000 subject to restrictions as set forth below.

2. Lapse of      Restrictions shall lapse as follows:
   Restrictions:
                  (a)  Normal lapsing schedule:

                       (i) Restrictions as to 16,667 shares shall lapse on the second anniversary of the Grant Date.

                       (ii) Restrictions as to 33,333 shares shall lapse on the fourth anniversary of the Grant Date.

                  (b) All restrictions shall lapse upon the occurrence of any of the following:

                        -  death
                        -  Disability
                        -  Termination without Cause
                        -  Constructive Termination without Cause
                        -  Change of Control

                  (c)  Forfeiture:

                       All Restricted Shares shall be forfeited upon a Termination for Cause or a Voluntary Termination by the Executive (other than a Constructive Termination without Cause).

3. Ownership           The Executive shall be entitled to the rights of
   Rights:             ownership to the Restricted Shares, subject to the terms
                       of the grant, including but not limited to voting rights and rights to receive dividends (if and as dividends are paid).

4. Registration:       Restricted Shares shall be registered under the
                       Securities Act of 1933 so as to be fully tradeable upon lapsing of restrictions.

                                                                   Exhibit D
                                                                   ---------

                      TERM OF LONG TERM PERFORMANCE AWARD

(The form of award, consistent with this term sheet, shall be recommended by management for approval by the Stock Option Subcommittee of the Management Development and Compensation Committee of the Board of Directors at its meeting on April 27, 2000).

1. Target Award:        $2,000,000

2. Performance Period:  2000-2002

3. Performance Target:  Determined by the Corporation's performance as measured by its relative ranking in Total Stockholder Return to Total Stockholder Return of the companies that comprise the Standard & Poor's Index.

4. Vesting:             (a)  Normal vesting:
                             Award shall be 100% vested as of December 31, 2002.

                        (b) Vesting in accordance with the plan (with pro-rata payout if event occurs prior to end of performance period):

                             - death
                             - Disability
                             - Termination without Cause
                             - Constructive Termination
                             - Change in Control

                         (c) Forfeiture:

                             Award is forfeited upon a Termination for Cause or Voluntary Termination by the Executive other than a Constructive Termination without Cause.

                                                  March 31, 2000

Mr. Louis R. Hughes
258 Walden Road
Glencoe, IL 60022

Dear Louis:

We are pleased to extend this offer of employment with Lockheed Martin Corporation as President and Chief Operating Officer, reporting to me. You will be recommended for election to the Board of Directors and as a Corporate Officer at the April 2000 Board meeting. Your beginning annual base salary will be $1,000,000, payable on a weekly basis, and you will participate in the Corporation's Management Incentive Compensation Plan (MICP), beginning with the current plan year, at a Target Award level of 100% of base salary. Actual payments under the MICP are subject both to the individual's and the Corporation's performance in any given year.

Effective with your employment, you will be granted 450,000 Options to purchase shares of Lockheed Martin common stock; 50,000 Lockheed Martin Restricted Stock shares (vesting in the restricted shares will be 1/3 of the grant after two years and 2/3 after four years); and a Long Term Incentive Plan (LTIP) Target Award of $2,000,000 for the 2000 through 2002 Performance Period (a summary description of the LTIP program is attached). You will additionally be granted a Special Termination Agreement.

Currently, Lockheed Martin reviews salaries, MICP and the long term components of compensation (stock options and LTIP) annually, and your total compensation components will be reviewed and adjusted accordingly, subject to recommendation by the Chief Executive Officer, approval by the Management Development and Compensation Committee and ratification by the Board.

Lockheed Martin provides an excellent offering of Employee Benefit programs, including pension, 401(k) savings plan, healthcare coverage, etc. As a Corporate Officer, you will also be eligible for other benefits and perquisites afforded to elected officers of the Corporation, and an executive relocation package (see attached).

Louis, we are pleased to have selected you for this important leadership position at Lockheed Martin, and are excited about your joining our Executive Management Team. We look forward to your acceptance of this offer of employment with the Corporation.

                                                   Sincerely,

                                                   /s/______________
                                                   Vance D. Coffman



Acceptance:  /s/                                   March 31, 2000
             -------------------                   ----------------------
             Louis R. Hughes                             Date

                                                                   EXHIBIT 10(b)


                                  ADDENDUM 1

        COVENANT NOT TO COMPETE, CONFIDENTIALITY and RELEASE AGREEMENT

  Lockheed Martin Corporation (the "Corporation") and I, Peter B. Teets, voluntarily enter into this Covenant Not to Compete, Confidentiality and Release Agreement ("Agreement") and agree that all of these promises and obligations, along with a three year consulting arrangement described in Addendum 2, are adequately and collectively supported by good, sufficient consideration described in the Letter, dated May 26, 2000 from Terry Powell, Vice President, Human Resources to me ("Letter"), the terms of which are incorporated herein.

1.  COVENANT NOT TO COMPETE.  In exchange for the consideration described in the
---------------------------
Letter, I hereby agree, among other things, to restrict my employment and business opportunities in essentially the same manner as they would have been restricted had I remained employed by the Corporation during the three year
period commencing on May 1, 2000.   I agree that the duty of loyalty that I owed
to the Corporation by virtue of my previous employment and position with the Corporation shall continue to its fullest extent during these three years by virtue of this Agreement. I shall continue to be governed by the same principles that prohibit the Corporation's employees from engaging in personal or family business activities constituting potential conflicts of interest, including those outlined in CPS-712. Among other restrictions, I understand that during this three year time period I will not, on my own or in association with others, either (i) be directly or indirectly employed by or engage in or be associated with or tender advice or services as an employee, advisor, director, consultant or otherwise or (ii) seek or accept any financial or other personal benefit, with or from, in either case, any corporation, partnership, or other business entity competing with the Corporation in any area in which the Corporation is conducting business on the date of my retirement. To the extent that Draper Laboratory falls within the description of a "business entity competing with the Corporation", the parties agree that my membership on the Board of Directors of Draper Laboratory is excepted from this obligation. The parties further agree and understand that this covenant not to compete does not prohibit me from directly or indirectly owning up to one percent or less of the listed or publicly held securities in a company that is a competitor of the Corporation or holding investments of $100,000 or less in any such company that is not publicly held. I currently have investment positions in corporations and in mutual funds that have ownership positions in corporations which may compete with the Corporation, and the Corporation agrees that these existing personal business interests do not violate the terms of this Agreement. The parties further agree that if I were to perform public service work on behalf of the government, these services would not violate this Agreement.

I understand and agree that the duration and area for which these restrictions are to be effective are fair and reasonable in light of the consideration paid under this Agreement. I agree and acknowledge that these restrictions are reasonably required for the protection of the Corporation's legitimate business interests from unfair competition as a result of the high level executive and management positions I have held within the Corporation and my attendant access to and extensive knowledge of the Corporation's confidential and proprietary property and information, including trade secrets, customer and supplier relationships and good will.

It is the desire and intent of the parties that the provisions of this Covenant Not to Compete shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular portion of this Covenant Not to Compete is adjudicated to be invalid or unenforceable, this Covenant Not to Compete shall be deemed amended to delete therefrom the portion thus adjudicated to be invalid or unenforceable, such deletion to apply only with respect to the operation of this provision in the particular jurisdiction in which such adjudication is made.

2.  CONFIDENTIALITY.  Throughout the duration of my employment with the
----------------------
Corporation, I have had access to and may have generated a substantial amount of information that is proprietary and confidential to the Corporation. Additionally, I may have had access to certain third-party proprietary information that had been provided in confidence to the Corporation. In consideration of my employment by the Corporation, I have undertaken an obligation, both during and following my employment, not to use or disclose to others, any Proprietary Information, except as authorized by the Corporation. "Proprietary Information" means any information of the Corporation or of others which has come into the Corporation's or my possession, custody or knowledge in the course of my employment that has independent economic value as a result of its not being generally known to the public and is the subject of reasonable means to preserve the confidentiality of the information. Proprietary Information includes (without limitation) information, whether written or otherwise, regarding the Corporation's earnings, expenses, marketing information, cost estimates, forecasts, bid and proposal data, financial data, trade secrets, products, procedures, inventions, systems or designs, manufacturing or research processes, material sources, equipment sources, customers and prospective customers, business plans, strategies, buying practices and procedures, prospective and executed contracts and other business arrangements or business prospects, except to the extent such information becomes readily available to the general public lawfully and without breach of a confidential, contractual, or fiduciary duty. By signing this Agreement, I acknowledge and agree that I have a continuing obligation to not use or disclose Proprietary Information. Further, all materials to which I have had access, or which were furnished or otherwise made available to me in connection with the services performed for the Corporation shall be and remain the property of the Corporation. All such materials, documents and information, including any Proprietary Information and all reproductions thereof shall be returned by me promptly to the Corporation upon request. The parties acknowledge and agree that this confidentiality provision shall not affect my obligations to cooperate with any U.S. government investigation or to respond truthfully to any lawful governmental inquiry or to give truthful testimony in court.

3.  RELEASE.
-------------

Claims not Released. By this Agreement, I am not releasing any rights to
--------------------
benefits I may have under any of the Corporation's benefit programs (such as the pension plan or any deferred compensation plans).

Claims Released.  Subject only to the exception noted in the previous paragraph,
----------------
I agree to waive and fully release all claims of any nature ("Claims") that I may now have or have had against the Corporation, its affiliates, subsidiaries, fiduciaries and the directors, officers, employees, shareholders and agents of any of the foregoing ("Released Parties"). These Claims released include, but are not limited to, claims that in any way relate to my employment with the Corporation or the termination of that employment, and any claims for monetary damages or other personal remedy sought in any legal proceeding or charge filed with any court, federal, state or local agency either by me or by a person claiming to act on my behalf or in my interest. I understand that the Claims I am releasing expressly include but are not limited to any age discrimination claims under the ADEA. I warrant that I have not assigned or transferred any Claims described in this Agreement to any third parties.

4.  OTHER PROVISIONS
--------------------

The parties agree that this Agreement prohibits my ability to pursue any Claims or charges against the Released Parties seeking monetary relief or other remedies for myself and/or as a representative on behalf of others. This agreement does not affect my ability to cooperate with any future ethics, legal or other investigations, whether conducted by the Corporation or any governmental agencies.

A determination by a court or arbitrator that any provision of this Agreement is invalid, illegal or unenforceable shall not affect the validity, legality or enforceability of any other provision of this Agreement.

With the exception of my Consulting Agreement, this Agreement supersedes any other prior agreements or representations between me and the Corporation as to the subjects covered herein. This Agreement may be modified, supplemented or superseded only in a written document signed by both parties.

This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland, without giving effect to the choice of law or conflict of law principles thereof.

By signing below, in addition to releasing all Claims described herein, I acknowledge that:

a) I have been advised to consult with an attorney prior to signing this Agreement;

b) I have been given at least 21 days to consider the actual terms of this Agreement.

c) I understand that I may revoke this Agreement within seven (7) calendar days from the date of signing, in which case this Agreement shall be null and void and of no force and effect on the Corporation or me. I further understand and acknowledge that to be effective, the revocation must be in writing and either personally delivered to the Corporation in the care of Terry Powell, Vice President, Human Resources, whose office is located at the following address:
6801 Rockledge Drive, Bethesda, MD 20817, or sent via certified mail, return receipt requested, to Lockheed Martin Corporation, Attention: Terry Powell, Vice President, Human Resources at the same address so that it is received by the Corporation by 5:00 p.m. on or before the seventh (7th) calendar day after I sign this Agreement.

d) I have read this Agreement, and I am fully aware of the legal effects of the Agreement. I have chosen to execute the Agreement freely, without reliance upon any promises or representations made by the Corporation other than those contained in this Agreement and the Letter.

SIGNED this 27th day of May, 2000.


/s/                                      Peter B. Teets
____________________________________     --------------------------------------
Signature                                Printed name


-------------------------------------------------------------------------------

ACCEPTED AND AGREED TO BY LOCKHEED MARTIN CORPORATION ON

May 27, 2000 (date)



BY: /s/                                  TITLE: Vice President, Human Resources
    ----------------------------                -------------------------------
    Terry F. Powell

                                  ADDENDUM 2

CONSULTANT SERVICES AGREEMENT between LOCKHEED MARTIN CORPORATION, a Maryland corporation, (hereinafter "COMPANY"), and Peter B. Teets (hereinafter
"CONSULTANT").   In consideration of the promises and mutual obligations
hereafter set forth, the parties hereto agree as follows:

AGREEMENT
---------

1.  EFFECTIVITY AND CONTENT

A. AGREEMENT is entered into as of June 1, 2000 by and between COMPANY and CONSULTANT and consists of this Agreement and Exhibits A through C as listed below, and incorporated herein by reference.

B. This Agreement is entered into by COMPANY for the purpose of retaining the services of Peter B. Teets as a CONSULTANT. This Agreement is conditioned on the CONSULTANT'S assent to, and strict compliance with, all of the terms and conditions stated below.

2.  ORDER OF PRECEDENCE

In the event of any conflict, the controlling document shall be determined by the following order of precedence:
A. This Agreement
B. Exhibit A:  Statement of Work
C. Exhibit B: Lockheed Martin Code of Ethics and Business Conduct, "Setting the Standard"
D. Exhibit C:  Consultant Activity Report (C-703-2)

3.  COMPLIANCE WITH LAWS

A. By execution of this Agreement, CONSULTANT does (for each individual performing services under this Agreement) now so certify and promise full compliance with the provisions of all certifications, forms, contractual provisions, and laws and regulations pertaining to the performance of services by CONSULTANT.

B. CONSULTANT agrees to defend, indemnify and hold COMPANY harmless from any claim, suit, loss, cost, damage, expense (including attorney's fees) or liability by reason of CONSULTANT'S violation of any such law, order or regulation. Nothing in this Agreement or in any requirement under this Agreement shall be construed to mean that CONSULTANT should perform such work in violation of any law, statute, code, or ordinance.

4.  PERIOD OF PERFORMANCE

The period of performance hereunder shall commence on June 1, 2000 and shall terminate on May 31, 2003. COMPANY shall not be responsible for work performed beyond the term of this Agreement.

5.  DUTIES OF CONSULTANT

For the term of this Agreement, CONSULTANT shall provide consulting services on a "best efforts" basis to COMPANY as set forth in Exhibit A, "Statement of Work," at such COMPANY facilities and other locations as the performance of services hereunder may require.

6.  AGREEMENT MONITOR

CONSULTANT'S primary contact with COMPANY shall be Terry Powell, referred to hereinafter as the "Agreement Monitor".

7.  COMPENSATION FOR SERVICES

A. As full compensation for the services to be performed by CONSULTANT during the entire term of this Agreement, COMPANY agrees to pay CONSULTANT a lump sum fee of $950,000 per year for services to be rendered. This amount represents the collective consideration for the Covenant Not to Compete, Confidentiality and Release Agreement as well as for consulting services to be rendered under this Agreement. The parties agree that the exact number of hours to be worked per year by CONSULTANT under this Agreement is unknown, but may be as many as 1,000 hours per year.

B. With prior approval of the Agreement Monitor, COMPANY shall reimburse Consultant for:

   (i) Reasonable travel expenses incurred in performance hereunder. First class air travel will be allowed. All other expenses for travel, including lodging, meals and incidental expenses shall be considered reasonable and allowable only to the extent that they do not exceed the maximum per diem rate in effect at the time of travel as set forth in the Federal Travel Regulations for the area of travel covered by this Agreement.

   (ii) Entertainment expenses and any other expenses shall be reimbursed only when approved in advance by COMPANY. In connection therewith, CONSULTANT shall strictly observe:

        (a) Applicable restrictions relating to the entertainment of military and government officials and employees and to the giving of any thing of value to such officials and employees; and

        (b) Applicable restrictions relating to the entertainment of and to the giving of any thing of value to Members of Congress, Congressional staff, and employees of Congress.

C. CONSULTANT shall attach to submitted invoices receipts and explanations for any of the following expenditures in excess of $25.00: Travel expenses, including expenditures for hotels, meals, air or rail fare, taxis, car rental (at locations other than CONSULTANT'S office), mileage for use of personal automobile, parking and toll fees, and telephone.

D. The total expenses to be paid under this Agreement shall not exceed $40,000 per year.

8.  LIMITATION OF OBLIGATION

COMPANY shall not be obligated to make payment to CONSULTANT in excess of the funding limitation set forth in paragraph 7 above and CONSULTANT shall not be obligated to continue performance under this Agreement in excess of the funding limitation set forth in paragraph 7 above, unless and until COMPANY shall have notified CONSULTANT in writing that such funding limitation has been increased and shall have specified in such notice a revised funding limitation which shall thereupon constitute the funding limitation for performance of this Agreement.

9.  PAYMENT AND INVOICE

A. COMPANY shall pay CONSULTANT for reasonable expenses incurred in connection with services performed hereunder within thirty (30) days following receipt and approval of a proper invoice. With each invoice, CONSULTANT shall submit a "Consultant Activity Report," form No. C-703-2, attached hereto as Exhibit C, for the period covered by the invoice. The invoice must contain an itemized breakdown of any time spent under this Agreement, segregating any efforts to influence or attempt to influence federal actions from activities not involving efforts to influence federal actions. For invoices claiming reimbursement for expenses, CONSULTANT is required to attach receipts for any expenditures in excess of $50.00 in a form satisfactory to COMPANY.

B.  Each invoice submitted shall also contain the following statement:
"Submission of this invoice certifies compliance with the terms and conditions of the consulting agreement under which this invoice is submitted, and certifies compliance with all laws, regulations and Lockheed Martin policies and procedures referenced therein."

C.  Invoices and required supporting documentation shall be submitted to:

    LOCKHEED MARTIN CORPORATION
    6801 Rockledge Drive
    Bethesda, Maryland  20817
    Attention:  Terry Powell  (Agreement Monitor)

D. Invoices not in compliance with the requirements of this section shall be returned to the CONSULTANT for correction and resubmittal.

10. INDEPENDENT CONTRACTOR

Neither this Agreement nor CONSULTANT'S performance hereunder shall constitute or create an employee/employer relationship. CONSULTANT shall not be eligible for any benefits applicable to active employees of COMPANY. CONSULTANT shall act solely as an independent contractor, not as an employee or agent of COMPANY. CONSULTANT'S authority is limited to providing consulting services, and CONSULTANT shall have no authority, without the express written consent of COMPANY, to incur any obligation or liability, or make any commitments on behalf of COMPANY.

11. PROPRIETARY AND SENSITIVE INFORMATION

COMPANY may, from time to time, furnish CONSULTANT with literature, data, or technical information which COMPANY considers necessary to the CONSULTANT for the performance of services pursuant to this Agreement. In the event any of the furnished material is proprietary or sensitive, COMPANY shall so inform CONSULTANT and CONSULTANT agrees to disclose this information only to individuals or organizations approved by COMPANY. CONSULTANT also agrees to return all such materials as COMPANY may request upon the expiration or termination of this Agreement, whichever shall occur first.

12. ACCESS TO CLASSIFIED INFORMATION

Performance of this Agreement may require access to classified information involving National Security up to and including Top Secret. If access is required, CONSULTANT shall furnish the COMPANY Security Department with all data required to obtain or verify a personal security clearance with access to TOP SECRET. Notwithstanding any provision of this Agreement to the contrary, CONSULTANT shall not perform work involving access to classified information until CONSULTANT'S security clearance has been obtained or verified by COMPANY.

13. GOVERNMENT AND COMPETITOR DATA AND INFORMATION

CONSULTANT agrees that he shall not solicit, attempt to obtain, or receive any information that is unclassified, security classified or procurement sensitive, directly or indirectly, from the U.S. government or any other source, except in strict accordance with all laws and regulations and COMPANY policies and procedures, or where there is reason to believe that such information cannot lawfully be in COMPANY'S possession. The same prohibitions apply to information of another company that is confidential, proprietary, or competitive information. For the purpose of this Agreement, the term "information" includes documents, video and audio materials, oral transmissions, electronic data, and any other method or means by which information might be conveyed.

14. INTELLECTUAL PROPERTY

CONSULTANT agrees to assign, convey and transfer to COMPANY without requirement for further consideration, each and every invention, discovery, patent and improvement relating to the field of effort covered by the Statement of Work, conceived or developed by CONSULTANT during performance of the Agreement and upon request shall execute any required papers and furnish all reasonable assistance to COMPANY to vest all right, title and interest in such matters in COMPANY.

15. CERTIFICATIONS AND REPRESENTATIONS

A. By execution of this Agreement, CONSULTANT represents and certifies that he has not been convicted of or pleaded guilty to a federal offense involving fraud, corruption or moral turpitude and is not now listed by any federal agency as debarred, suspended, proposed for suspension or debarment, or otherwise ineligible for federal procurement programs. If CONSULTANT is a corporation, partnership or other form of business organization, the representations and certification shall apply not only to the individual(s) who shall be performing the consulting services, but also to the principal officers and owners of the business organization.

B. In performing this Agreement, CONSULTANT agrees to comply with applicable laws and regulations and to not make or permit to be made or knowingly allow a third party to make any improper payments, or to perform any unlawful act.

C. When requested to do so by COMPANY, CONSULTANT agrees to provide supporting information and to execute certifications as may be required to permit COMPANY to fully comply with applicable government regulations which may become effective during the term of this Agreement.

D. Failure or refusal to furnish in a timely manner any required certificate or disclosure upon request from either COMPANY or a U.S. government procurement authority shall be the basis for immediate termination of this Agreement. CONSULTANT further agrees that with regard to all certifications contained herein or executed as part of this Agreement, CONSULTANT shall notify COMPANY promptly of any change in CONSULTANT'S status. Failure to provide prompt notice shall be cause for immediate termination of this Agreement.

E. CONSULTANT represents that he has made full disclosure of each instance where CONSULTANT has provided a supplier, customer, or competitor of COMPANY services similar to those provided for hereunder during a period of twelve (12) months prior to the date of this Agreement.

F. Compliance with Contracting Restrictions:

   (i) CONSULTANT certifies that he is familiar with and shall comply with all federal laws and regulations relating to federal conflict of interest ("Revolving Door") concerns.

   (ii) CONSULTANT further certifies that, to the best of his knowledge and belief, CONSULTANT is not prohibited by law from performing services contracted for under this AGREEMENT.

G. CONSULTANT represents that he shall not, in performance under this Agreement (unless modified, as noted below), have any contact with any foreign COMPANY customer or any foreign government official for the purpose of collecting marketing intelligence or providing marketing-related services for markets outside the U.S. In the event that COMPANY determines during the course of this Agreement that it needs CONSULTANT to perform services hereunder that may involve such marketing-related contact with a foreign customer or foreign government official, then prior to such contact, the parties will modify this Agreement in writing and otherwise take the necessary steps to comply with the COMPANY'S policies governing International Consultants, including CPS-704.

H. CONSULTANT acknowledges receipt of a copy of COMPANY'S Code of Ethics and Business Conduct, "Setting the Standard," attached hereto as Exhibit B. CONSULTANT represents that he shall comply with all applicable provisions thereof.

I. Compliance with Lobbying Prohibitions:

   (i) CONSULTANT represents that he shall comply with 31 U.S. Code 1352 and implementing regulations contained in the Federal Acquisition Regulation
   (FAR) which prohibits use of federal appropriated funds to influence or attempt to influence any federal actions. CONSULTANT represents that he shall promptly inform COMPANY of any instance which may involve efforts to influence or attempt to influence agency or congressional personnel with respect to federal action (as these terms are defined by Section 1352 and its implementing regulations). CONSULTANT represents that his invoices shall separately identify any time spent under this Agreement for such efforts in the form set forth in Section 9 of this Agreement.

   (ii) CONSULTANT represents that he shall not engage in any effort on behalf of COMPANY to lobby (i.e., to influence or attempt to influence) Congress, any federal agency, any Member of Congress, any federal officer, or any federal agency employee or employee of a Member of Congress, unless such activity is expressly directed or approved by the Agreement Monitor in writing.

16. GRATUITIES/KICKBACKS

No gratuities (in the form of entertainment, gifts or otherwise) or kickbacks shall be offered or given by CONSULTANT, to any employee of COMPANY with a view toward securing favorable treatment as a contractor.

17. PERSONAL PERFORMANCE REQUIREMENT

CONSULTANT shall personally perform the consulting services described and shall not assign to any third party the performance obligation or any rights to compensation or benefits accruing to CONSULTANT under this Agreement without the written consent of COMPANY.

18. RECORDS AND AUDIT

The CONSULTANT agrees to retain for a period of three (3) years from final payment hereunder, books, records, documents and other evidence pertaining to the costs and expenses of this Agreement (hereinafter collectively called the "records") to the extent and in such detail as shall properly reflect all net costs, direct and indirect, of labor, materials, equipment, supplies and services, and other costs and expenses of whatever nature for which payment is claimed under the provisions of this Agreement. The CONSULTANT agrees to make available at the office of the CONSULTANT at all reasonable times during such retention period any of the records for inspection, audit or reproduction by any representative authorized by COMPANY. The term "records" shall also include work product, trip reports (indicating persons visited and subjects discussed), minutes of meetings, collateral memoranda, and related documents.

19. ASSIGNMENT

Neither this Agreement nor any interest herein shall be assignable by the CONSULTANT. COMPANY reserves the right to assign its rights and obligations hereunder to any subsidiary, affiliate, or successor in interest.

20. TERMINATION

A. Neither party may unilaterally terminate this Agreement without cause as described further below. The parties may terminate the agreement by mutual agreement provided the termination is in writing and signed by both parties. In the event of termination, COMPANY'S obligations shall be limited to fees paid by COMPANY and expenses incurred by CONSULTANT as of the effective date of termination. Any reports in progress at the time of termination shall be submitted by CONSULTANT to COMPANY at no additional fee.

B. This Agreement shall terminate for cause immediately and all payments made or due shall be forfeited by CONSULTANT if, in rendering services hereunder, improper payments are made, unlawful conduct is engaged in, or any part of the fee or expenses payable under this Agreement is used for an illegal purpose. This Agreement shall terminate for cause immediately and all payments made or due shall be forfeited by CONSULTANT if CONSULTANT revokes the Covenant Not to Compete, Confidentiality and Release Agreement, between himself and the

COMPANY, within the 7-day revocation period following CONSULTANT'S execution of that Agreement.

21. AMENDMENTS AND NOTICES

A. Only the Agreement Monitor or the COMPANY'S Procurement Representative have the authority to make changes in or amendments to this Agreement on behalf of COMPANY and to effect deviations (by the way of addition or deletion) from the work herein specified. Changes in or amendments to this Agreement shall have no effect unless they are in writing and signed by the COMPANY'S authorized representative or designee and the CONSULTANT.

B. Except as otherwise specifically provided herein, any notices to be furnished by CONSULTANT to COMPANY or by COMPANY to CONSULTANT shall be sent by mail or FAX addressed respectively as follows:

To COMPANY:
-----------
    ATTN:  Terry Powell
    LOCKHEED MARTIN CORPORATION
    6801 Rockledge Drive
    Bethesda, Maryland  20817

To CONSULTANT:
--------------
    ATTN:  Peter B. Teets
    11118 Cripplegate Rd.
    Potomac, MD  20854

22. ENTIRE AGREEMENT AND CHOICE OF LAW

This Agreement, together with all amendments: (a) shall be construed in accordance with the laws of the State of Maryland; excluding its choice of law rules and (b) together with the Letter dated May 26, 2000 from Terry Powell to CONSULTANT and the Covenant Not to Compete, Confidentiality and Release Agreement, constitutes the entire understanding of the parties concerning its subject matter; (c) may be altered or amended only in writing signed by both parties concurrently with or subsequent to its dae of execution; and (d) together with the Letter dated May 26, 2000 from Terry Powell to CONSULTANT and the Covenant Not to Compete, Confidentiality and Release Agreement supersedes all prior written or oral understandings of the parties (including predecessors or assigns) concerning its subject matter.


23. WAIVER

The failure of COMPANY in any one or more instances to insist upon performance of any of the provisions of this Agreement shall not be construed a waiver of such provisions with regard to future performance.

24. REMEDIES

The rights and remedies provided herein shall be cumulative and in addition to any other rights and remedies provided by law or equity.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed the 27th day of May, 2000.


CONSULTANT                                       COMPANY

    /s/                                   /s/
    --------------------------            --------------------------
    Peter B. Teets                        Terry Powell
                                          Vice President, Human Resources
                                          Lockheed Martin Corporation

                                  ADDENDUM 2



                                   EXHIBIT A

                       TO CONSULTANT SERVICES AGREEMENT

                               STATEMENT OF WORK

CONSULTANT shall provide services on an as needed basis during the term of this Agreement as requested by the COMPANY'S CEO or the Agreement Monitor. The assignments will vary, but will include services such as providing management and technical advice and guidance, representing Lockheed Martin Corporation by participating in industry association affairs, boards, and other business events, and serving on special projects and review teams.

                                  ADDENDUM 2



                                   EXHIBIT B

                       TO CONSULTANT SERVICES AGREEMENT


SEE ATTACHED: LOCKHEED MARTIN CODE OF ETHICS AND BUSINESS CONDUCT "SETTING THE STANDARD"

                                  ADDENDUM 2



                                   EXHIBIT C

                       TO CONSULTANT SERVICES AGREEMENT


SEE ATTACHED:  CONSULTANT ACTIVITY REPORT (C-703-2)